                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         UNIFY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                                  [UNIFY LOGO]

                     100 CENTURY CENTER COURT, THIRD FLOOR
                           SAN JOSE, CALIFORNIA 95112

August 31, 1999

To our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of Unify Corporation (the "Company"). The Annual Meeting will be held on Friday, October 8, 1999 at 4:00 p.m. local time at the Summerfield Suites Hotel, 1602 Crane Court, San Jose, California.

    The actions expected to be taken at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

    Included with the Proxy Statement is a copy of the Company's Annual Report for fiscal 1999. We encourage you to read the Annual Report as it includes information on the Company's operations, markets, products and services as well as the Company's audited financial statements.

    Please take advantage of this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person if you wish to do so even though you have sent in your proxy.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Reza Mikailli

                                          Reza Mikailli
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               UNIFY CORPORATION
                     100 CENTURY CENTER COURT, THIRD FLOOR
                           SAN JOSE, CALIFORNIA 95112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 8, 1999

To our Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Unify Corporation (the "Company") will be held on October 8, 1999 at 4:00 p.m. local time at the Summerfield Suites Hotel, 1602 Crane Court, San Jose, California, for the following purposes:

    1. To elect three members of the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

    2. To approve an amendment to the Company's 1991 Stock Option Plan to increase the maximum aggregate number of shares of the Company's Common Stock authorized for issuance thereunder by 400,000 shares, from 2,700,000 shares to 3,100,000 shares.

    3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending April 30, 2000.

    4.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on August 12, 1999 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of Unify Corporation.

                                          By Order of the Board of Directors,

                                          /s/ Gary Pado

                                          Gary Pado

                                          SECRETARY

San Jose, California
August 31, 1999

STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 31, 1999

    The accompanying proxy is solicited by the Board of Directors (the "Board") of Unify Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on October 8, 1999 (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is August 31, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

    ANNUAL REPORT. An Annual Report for the fiscal year ended April 30, 1999 is enclosed with this Proxy Statement.

    VOTING SECURITIES. Only stockholders of record as of the close of business on August 12, 1999 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 9,016,342 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

    SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies for a fee not to exceed $5,000, plus customary out-of-pocket expenses. CIC may solicit proxies personally or by telephone in addition to soliciting stockholders by mail. In addition, the Company will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable out-of-pocket costs. The Company may also use the services of directors, officers, and others to solicit proxies, personally or by telephone, without additional compensation.

    VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of July 31, 1999 with respect to the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of April 30, 1999 whose salary and bonus for fiscal 1999 exceeded $100,000, (iii) all current directors and executive officers of the Company as a group, and (iv) each person known by the Company to own more than 5% of the Company's Common Stock.

                                                                                                SHARES OWNED(1)
                                                                                           -------------------------
                                                                                             NUMBER     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       OF SHARES     OF CLASS
-----------------------------------------------------------------------------------------  ----------  -------------
DIRECTORS
Reza Mikailli(2).........................................................................     683,117          7.6%
Kurt M. Garbe............................................................................          --        *
Arthur C. Patterson(3)...................................................................     176,119          2.0%
Steven D. Whiteman(4)....................................................................      19,416        *

EXECUTIVE OFFICERS
Jeremy Jackson(5)........................................................................       2,310        *
Walter Kopp(6)...........................................................................      53,742        *
Richard Medeiros(7)......................................................................      64,666        *
Frank Verardi(8).........................................................................      51,214        *

All directors and executive officers
  as a group (10 persons)(9).............................................................   1,073,383         11.8%

------------------------

 *  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days of July 31, 1999, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the individuals in the table may be contacted in care of Unify Corporation, 100 Century Center Court, Third Floor, San Jose, California 95112.

(2) Mr. Mikailli is President, Chief Executive Officer, and a director of the Company. Includes 384,731 shares owned by Mr. Mikailli which secure a full-recourse note payable to the Company. Also includes 177,088 shares subject to options held by Mr. Mikailli which are exercisable within 60 days of July 31, 1999.

(3) Mr. Patterson is a director of the Company. Includes 14,285 shares subject to options held by Mr. Patterson which are exercisable within 60 days of July 31, 1999.

(4) Mr. Whiteman is a director of the Company. Consists entirely of shares subject to options held by Mr. Whiteman which are exercisable within 60 days of July 31, 1999.

(5) Mr. Jackson is Vice President, Europe and International Operations of the Company. Consists entirely of shares subject to options held by Mr. Jackson which are exercisable within 60 days of July 31, 1999.

(6) Mr. Kopp is Vice President, Product Development of the Company. Includes 29,462 shares subject to options which are exercisable within 60 days of July 31, 1999.

(7) Mr. Medeiros is Vice President, Americas Sales of the Company. Includes 5,000 shares subject to options which are exercisable within 60 days of July 31, 1999.

(8) Mr. Verardi is Vice President, Professional Services of the Company. Includes 28,153 shares subject to options which are exercisable within 60 days of July 31, 1999. Also includes 834 shares subject to a right of repurchase in favor of the Company which expires ratably through November 1999.

(9) Includes 283,338 shares subject to options which are exercisable within 60 days of July 31, 1999 and 834 shares subject to a right of repurchase in favor of the Company which expires ratably through November 1999.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Management's nominees for election to the Board of Directors and information with respect to their ages as of July 31, 1999, positions and offices held with the Company, and certain biographical information are set forth below. All of the nominees are currently directors of the Company. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees listed below unless otherwise instructed. Proxies may not be voted for a greater number of persons than the number of nominees named. Management knows of no reason why any nominee should be unable or unwilling to serve as a director. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

    If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e. "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

    Arthur Patterson, who currently serves on the Board, is not standing for reelection at the Annual Meeting. Including the vacancy which will be left by Mr. Patterson's departure, there will be one vacancy on the Company's Board of Directors. Management has not yet identified a suitable candidate to fill this vacancy and does not anticipate nominating any such candidate prior to the Annual Meeting. This vacancy may be filled at any time after the Annual Meeting by a majority vote of the directors then in office, and the director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor has been duly elected and qualified. The Board of Directors continues to evaluate prospective candidates.

                                                                                                            DIRECTOR
NAME                                               POSITION WITH THE COMPANY                      AGE         SINCE
---------------------------------  ---------------------------------------------------------      ---      -----------
Reza Mikailli                      President, Chief Executive Officer, and Director                   47         1994
Kurt M. Garbe                      Director                                                           39         1999
Steven D. Whiteman                 Director                                                           48         1997

    REZA MIKAILLI has been President and Chief Executive Officer and a director of the Company since November 1994, after serving as Senior Vice President of Products from October 1992 to November 1994. From 1989 to 1992, Mr. Mikailli was Vice President of Product Development at Informix Corporation, a manufacturer of computer database and application development tool products. Mr. Mikailli holds an M.S. degree in computer science from Santa Clara University, and a B.S. degree in Computer Science and an M.S. degree in Mathematics from the University of Tehran, Iran.

    KURT M. GARBE has served as a director of the Company since August 1999. Mr. Garbe has been Executive Vice President of Field Operations at U.S. Web/CKS, a strategic Internet and marketing communications services company, since October 1997. From September 1995 to June 1997, he was Vice President and General Manager of Professional Services at Synopsys, Inc., an engineering design automation software company, and from 1991 to August 1995, he was Vice President at Gemini Consulting, a management consulting firm. Mr. Garbe holds a B.S. degree in Electrical Engineering from Clarkson University, an M.E. degree from Cornell University, and an M.B.A. from the Wharton School of the University of Pennsylvania.

    STEVEN D. WHITEMAN has served as a director of the Company since May 1997. Since May 1993, Mr. Whiteman has served as President of Viasoft, Inc., a publicly traded software application and services company, and has served as Chief Executive Officer and a Director since February 1994 and Chairman of the Board of Directors of Viasoft since April 1997. Mr. Whiteman is also a director of Actuate Software Corporation, an enterprise reporting software company. Mr. Whiteman holds a B.A. in Business Administration from Taylor University and an M.B.A. from the University of Cincinnati.

    The Company's bylaws currently authorize up to four directors. Each director holds office until the next annual meeting of stockholders and until his successor is duly elected and qualified. The executive officers of the Company serve at the discretion of the Board. There are no family relationships between any of the directors or executive officers of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During fiscal 1999, the Board held five meetings. No director serving on the Board in fiscal 1999 attended fewer than 75% of such meetings of the Board. No director serving on the Committees of the Board in fiscal 1999 attended fewer than 75% of the meetings of all Committees of which he was a member. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

    The Audit Committee's functions are to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services performed by the independent accountants and related fees, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee are Kurt Garbe, Arthur Patterson and Steven Whiteman. During fiscal 1999, the Audit Committee held four meetings.

    The Compensation Committee's functions are to review and establish salary levels for executive officers and certain other management employees and to grant stock options. The members of the Compensation Committee are Kurt Garbe, Arthur Patterson and Steven Whiteman. During fiscal 1999, the Compensation Committee held four meetings. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

DIRECTOR COMPENSATION

    Members of the Company's Board of Directors currently do not receive cash compensation for their services as directors. Non-employee Board members are eligible for stock option grants under the Company's 1991 Stock Option Plan. In February 1996, Mr. Patterson was granted an option to purchase 14,285 shares of Common Stock at an exercise price of $4.20 per share and in May 1997, Mr. Whiteman was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share. In November 1998, Mr. Patterson and Mr. Whiteman were each granted options to purchase 10,000 shares of Common Stock at an exercise price of $3.03. In August 1999, Mr. Garbe was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $12.19 per share. All of these options were granted pursuant to the 1991 Stock Option Plan, vest over a three year period from the date of grant, and expire 10 years from the date of grant.

    Directors who are employees of the Company are eligible to receive options under the 1991 Stock Option Plan. Such employee-directors are also eligible to participate in the Company's 1996 Employee Stock Purchase Plan, provided that each employee-director does not own or hold options to purchase, or as a result of participation in the 1996 Employee Stock Purchase Plan would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose total salary and bonus for fiscal 1999 exceeded $100,000 for services in all capacities to the Company during fiscal 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                  ANNUAL COMPENSATION(1)  -------------
                                                                                           SECURITIES
                                                                  ----------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                          FISCAL YEAR    SALARY      BONUS      OPTIONS (#)   COMPENSATION
---------------------------------------------------  -----------  ----------  ----------  -------------  -------------
Reza Mikailli(2)...................................        1999   $  275,000  $  303,500      485,000     $   198,600
President, Chief Executive Officer,                        1998      236,000     129,500           --              --
and Director                                               1997      236,000      16,100           --              --

Jeremy Jackson.....................................        1999      115,600     166,700           --              --
Vice President, Europe and                                 1998      111,800     110,700       10,000              --
International Operations                                   1997       93,900      45,000       22,000              --

Richard Medeiros(3)................................        1999      165,000      78,400           --              --
Vice President, Americas Sales                             1998      165,000      75,300       10,000              --
                                                           1997       38,800      21,250       80,000              --

Frank Verardi......................................        1999      120,000      45,000           --              --
Vice President, Professional Services                      1998      110,000      27,750       10,000              --
                                                           1997      105,000       2,300       20,000              --

Walter Kopp........................................        1999      120,000      30,000           --              --
Vice President, Product Development                        1998      110,000      27,750       10,000              --
                                                           1997      102,000       5,800       20,000              --

------------------------

(1) The total amount of personal benefits paid to each executive officer during each of fiscal 1999, 1998 and 1997 was less than the lesser of (i) $50,000 or (ii) 10% of the officer's total reported salary and bonus.

(2) Amounts shown under All Other Compensation represent $100,000 in partial forgiveness of Mr. Mikailli's promissory note in favor of the Company for the purchase of Common Stock (see "Certain Relationships and Related Transactions--Amounts Due from Officers, Directors and Principal Stockholders") in accordance with his employment agreement with the Company which was effective May 1, 1998 and $98,600 in related income taxes, which Mr. Mikailli reimbursed to the Company.

(3) Mr. Medeiros joined the Company in February 1997.

    The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended April 30, 1999 to the persons named in the Summary Compensation Table:

                          OPTION GRANTS IN FISCAL 1999

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                            NUMBER OF    % OF TOTAL                              ANNUAL RATES OF STOCK
                                           SECURITIES      OPTIONS                               PRICE APPRECIATION FOR
                                           UNDERLYING    GRANTED TO     EXERCISE                     OPTION TERM(3)
                                             OPTIONS    EMPLOYEES IN      PRICE     EXPIRATION   ----------------------
NAME                                       GRANTED(1)    FISCAL YEAR    ($/SH)(2)      DATE        5% ($)     10% ($)
-----------------------------------------  -----------  -------------  -----------  -----------  ----------  ----------
Reza Mikailli............................     485,000          67.8%    $    2.16      5/01/02   $  225,300  $  485,300

Jeremy Jackson...........................          --            --            --           --           --          --

Richard Medeiros.........................          --            --            --           --           --          --

Frank Verardi............................          --            --            --           --           --          --

Walter Kopp..............................          --            --            --           --           --          --

------------------------

(1) All options were granted under the Company's 1991 Stock Option Plan and vest as to one forty-eighth of the subject shares upon completion of each full month of continuous employment with the Company. The Company granted an aggregate of 715,352 shares of Common Stock during the fiscal year ended April 30, 1999. The Board of Directors retains discretion to modify the terms, including the price, of outstanding options.

(2) All options were granted with an exercise price equal to the fair market value per share of the Common Stock on the date of grant, as determined by the closing sales price on the Nasdaq National Market.

(3) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions, and the option holders' continued employment through the vesting period.

    The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock during the fiscal year ended April 30, 1999 and unexercised options held as of April 30, 1999 by the persons named in the Summary Compensation Table:

                   AGGREGATE OPTION EXERCISES IN FISCAL 1999
                           AND YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED              IN-THE-
                                     SHARES                   OPTIONS AT 4/30/99(1)     MONEY OPTIONS AT 4/30/99(2)
                                   ACQUIRED ON    VALUE     --------------------------  ---------------------------
NAME                                EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
Reza Mikailli....................     112,580   $  700,810     118,856        389,278   $  1,487,845   $ 4,865,567
Jeremy Jackson...................      26,336      364,038       1,851         11,431         22,842       137,330
Richard Medeiros.................          --           --      53,333         36,667        601,980       405,720
Frank Verardi....................          --           --      25,475         10,239        303,758       115,610
Walter Kopp......................          --           --      26,635         10,507        319,099       119,154

------------------------

(1) Options granted under the Company's 1991 Stock Option Plan are generally exercisable to the extent vested and generally vest as to one fourth of the subject shares on the first anniversary of the grant date and an additional one forty-eighth of the subject shares upon completion of each full month of continuous employment with the Company thereafter.

(2) Valuation based on the difference between the option exercise price and the fair market value of the underlying securities as of April 30, 1999 of $14.625 per share, based on the closing sales price on the last trading day of fiscal 1999 as reported by the Nasdaq National Market.

    The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since June 14, 1996, the date of the Company's initial public offering.

                           TEN-YEAR OPTION REPRICINGS

                                                                       MARKET                                 LENGTH OF
                                                         NUMBER OF    PRICE OF     EXERCISE                   ORIGINAL
                                                        SECURITIES    STOCK AT     PRICE AT        NEW       OPTION TERM
                                                        UNDERLYING     TIME OF      TIME OF     EXERCISE    REMAINING AT
                                                          OPTIONS     REPRICING    REPRICING      PRICE        DATE OF
NAME AND POSITION                              DATE      REPRICED      ($/SH)       ($/SH)       ($/SH)       REPRICING
-------------------------------------------  ---------  -----------  -----------  -----------  -----------  -------------
Susan Salvesen(1)..........................    2/07/97      64,285    $    3.56    $    7.00    $    3.56    109 months
  Former Vice President,
  Finance and Administration, Chief
  Financial Officer, and Secretary

------------------------

(1) Ms. Salvesen resigned her position with the Company effective September
    1997.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

    The Company is party to an employment agreement with Mr. Mikailli, the Company's President and Chief Executive Officer. Under the agreement, as amended, Mr. Mikailli receives an annual salary of $275,000 and is eligible to receive certain bonus payments upon the Company's achieving certain levels of its business plan. The agreement also provides for forgiveness of Mr. Mikailli's promissory note in favor of the Company (see "Certain Relationships and Related Transactions--Amounts Due from Officers, Directors and Principal Stockholders"). If Mr. Mikailli is terminated within twelve months following a merger of the Company or a sale by the Company of all or substantially all of its assets, the unvested portion of all options held by him as of the date of such termination will automatically vest. If Mr. Mikailli is terminated under any other circumstances, such options will have the benefit of one additional year of vesting and Mr. Mikailli will receive an amount equal to six months' salary and bonus, based upon the actual bonus earned for the prior year. Mr. Mikailli will also receive his annual base salary, benefits and bonus for an additional six months from the date of termination or until he commences new employment, whichever occurs first.

    The Company has also entered into agreements with certain executive officers of the Company which provide that 50% of any unvested options held by such officers will vest and become immediately exercisable if their employment with the Company is terminated other than for cause following a merger of the Company or a sale by the Company of all or substantially all of its assets.

    The Company's 1991 Stock Option Plan contains provisions pursuant to which the unvested portions of all outstanding options become fully vested and immediately exercisable upon a merger of the Company in which the Company's stockholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor, if the successor corporation fails to assume the outstanding options or substitute options for the successor corporation's stock to replace the outstanding options. The outstanding options will terminate to the extent they are not exercised as of consummation of the merger or assumed or substituted for by the successor corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports filed by them.

    Based solely on the Company's review of such reports furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders for the fiscal year ended April 30, 1999 were complied with, except that executive officers John Davis, Jeremy Jackson and Gary Pado each filed one late initial report on Form 3 and executive officers Reza Mikailli, Walter Kopp and Frank Verardi each filed one late report on Form 5 for purchases of Common Stock under the Company's 1996 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    AMOUNTS DUE FROM OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS. In January 1996, the Company accepted a full-recourse promissory note in the principal amount of $195,000 from Mr. Mikailli in payment of the exercise price for options which were granted in fiscal 1994, 1995 and 1996. The note bears interest at 5% per annum and is secured by the related 384,731 shares of Common Stock. Under the terms of an employment agreement with Mr. Mikailli which was effective May 1, 1998, this promissory note is being forgiven at the rate of $25,000 per quarter and the due date for the note and accrued interest thereon are being extended quarterly, both contingent upon his continued employment with the Company.

    To date, the Company has made no loans to executive officers, directors, principal stockholders or other affiliates except as described above or other than advances of reimbursable expenses. All such transactions, including loans, are subject to approval by a majority of the Company's independent and disinterested directors.

    LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS. The Company's Restated Certificate of Incorporation (the "Certificate") limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transactions from which the director derived an improper personal benefit.

    The Company's Bylaws provide that the Company shall indemnify its directors, executive officers, and trustees to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any executive officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

    The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

    At present, there is no pending litigation or proceeding involving any director, executive officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of directors Kurt Garbe, Arthur Patterson and Steven Whiteman, none of whom is an executive officer or employee of the Company. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. These policies are based upon the philosophy that the Company's long-term success in its marketplace is best achieved by attracting, retaining and rewarding highly skilled executives who will achieve the Company's business goals and build long-term stockholder value. Consequently, the Compensation Committee's policies are designed to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive compensation and stockholder value, to motivate executive officers to achieve the Company's business goals and to reward individual performance. The Compensation Committee applies its policies in three principal areas: base salary, management incentives, and long-term incentives.

    In preparing the stock performance graph for this Proxy Statement, the Company has selected the Nasdaq Computer and Data Processing Services Industry Index as its peer group. The companies that the Company references in its salary surveys are not necessarily those included in this index as such companies may not compete with the Company for executive talent.

BASE SALARY

    The Compensation Committee evaluates the performance and sets the base salary of the Company's Chief Executive Officer, Reza Mikailli, on an annual basis. Mr. Mikailli evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Compensation Committee. Performance evaluations for individual executive officers are based on predetermined individual goals. For Mr. Mikailli these goals are set by the Compensation Committee and for all other executive officers these goals are set by Mr. Mikailli. In establishing base salaries for executive officers, the Compensation Committee and Mr. Mikailli consider the individual executive's level of responsibility relative to other positions within the Company as well as compensation surveys and market data for comparable positions at companies that compete with the Company for executive talent. In reviewing executive officers' salaries annually, the Compensation Committee and Mr. Mikailli consider the individual performance of each executive officer, the Company's financial performance, and changes in salary levels at comparable companies.

    Mr. Mikailli has served as President, Chief Executive Officer and a director of the Company since November 1994. In June 1996, the Compensation Committee increased Mr. Mikailli's base salary 18% effective May 1, 1996. The increase was based on the Company's achievement of certain operational milestones, especially the successful initial public offering of the Company's Common Stock, on Mr. Mikailli's responsibilities as the Chief Executive Officer of a publicly traded company, and on information concerning salaries for similar positions at comparable companies. The Compensation Committee reviewed Mr. Mikailli's compensation in May 1997 and made no change to his base salary for fiscal 1998. Effective May 1, 1998, the Compensation Committee increased Mr. Mikailli's base salary 17%. The increase was based on the Company's achievement of certain operational milestones, on the increase in the market price of the Company's Common Stock during fiscal 1999, and on information concerning salaries for similar positions at comparable companies.

MANAGEMENT INCENTIVE PLAN

    The Company seeks to provide additional incentives and rewards to executives for their contributions to the achievement of Company-wide performance goals. For this reason, the Compensation Committee administers a Management Incentive Plan, which can comprise a substantial portion of the total compensation of executive officers when earned and paid.

    The Management Incentive Plan provides for the establishment of a compensation pool based on the achievement of worldwide goals for revenues and net income in the Company's operating plan as well as of other objectives in the operating plan specific to each executive officer's individual areas of management responsibility. Incentive compensation target amounts for each executive officer are set annually by the Compensation Committee in consultation with the Chief Executive Officer. Performance against established goals is determined quarterly and any incentive compensation due is paid at that time. Executive officers with sales responsibilities receive commission compensation in addition to base salary and management incentives.

    Revenue and net income performance goals established under the Company's Management Incentive Plan for all quarters of fiscal 1999 were met or exceeded and cash bonuses based on these targets were paid to executive officers, including Mr. Mikailli. See "SUMMARY COMPENSATION TABLE."

LONG-TERM INCENTIVE COMPENSATION

    The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore administers and makes periodic stock option grants under the 1991 Stock Option Plan. Such options are granted at the prevailing market price and will only have value if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with the Company's other stockholders because of the direct financial benefit that executive officers receive through improved stock performance.

    The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a subjective analysis of the individual performance of the executive, previous option grants to the executive, and the Company's financial performance. Option grants for the fiscal year ended April 30, 1999 are set forth in the table entitled "OPTION GRANTS IN FISCAL 1999" in the section entitled "EXECUTIVE COMPENSATION AND OTHER MATTERS."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    To the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                                          THE COMPENSATION COMMITTEE

                                          Kurt M. Garbe
                                          Arthur C. Patterson
                                          Steven D. Whiteman

                        COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Computer and Data Processing Services Industry Index for the period commencing on June 14, 1996, the date of the Company's initial public offering, and ending on April 30, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 FROM JUNE 14, 1996 THROUGH APRIL 30, 1999(1):
                     UNIFY CORPORATION, NASDAQ U.S. INDEX,
          NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDUSTRY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                       NASDAQ COMPUTER AND DATA PROCESSING
               UNIFY CORPORATION   NASDAQ U.S. INDEX         SERVICES INDUSTRY INDEX
June 14,1996                 $100                $100                                  $100
April 30,1997                 $19                $104                                  $110
April 30,1998                 $18                $155                                  $171
April 30,1999                $122                $210                                  $261

------------------------

(1) Assumes that $100.00 was invested on June 14, 1996 in the Company's Common Stock and in each index. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                 PROPOSAL NO. 2
                      AMENDMENT TO 1991 STOCK OPTION PLAN

    At the Annual Meeting, the stockholders are being asked to approve an amendment to the Company's 1991 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock reserved for issuance under the Option Plan by 400,000 shares.

    The Option Plan became effective in March 1991 and was last amended and restated in October 1997. Currently, the maximum number of shares of the Common Stock of the Company which may be issued upon the exercise of options granted pursuant to the Option Plan is 2,700,000, of which 1,088,043 shares were outstanding and 153,357 shares remained available for future stock option grants as of July 31, 1999. The Board of Directors has determined that the number of shares available for future stock option grants as of July 31, 1999 is insufficient to meet the Company's anticipated needs and has therefore amended the Option Plan, subject to stockholder approval, to increase by 400,000 to a total of 3,100,000 the maximum aggregate number of shares of the Common Stock of the Company that may be issued under the Option Plan, subject to adjustment for stock splits or other changes in the Company's capital structure.

    The Board of Directors believes that approval of the amendment to the Option Plan is in the best interests of the Company and its stockholders because the availability of an adequate number of shares reserved for issuance under the Option Plan and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel who will be essential to the success of the Company.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN AS AMENDED

    The following summary of the Option Plan as amended is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

    GENERAL. The Option Plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant to employees and consultants of nonstatutory stock options. Currently, a maximum of 2,700,000 of the authorized but unissued shares or treasury shares of the Common Stock of the Company may be issued upon the exercise of options granted pursuant to the Option Plan. The Board has amended the Option Plan, subject to stockholder approval, to increase the number of shares issuable thereunder from 2,700,000 to 3,100,000 shares. The Option Plan limits the number of shares for which options may be granted to any person within any fiscal year of the Company to 500,000 (the "Option Limit"). In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Option Limit and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant. The Company intends that compensation related to options granted under the Option Plan qualify for the "performance-based compensation" exemption under Section 162(m) of the Code. Section 162(m) generally limits the deductibility by the Company for federal income tax purposes of compensation paid to certain executive officers.

    ADMINISTRATION. The Option Plan is administered by a duly appointed Compensation Committee of the Board. With respect to the participation of individuals who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan, the Compensation Committee determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of vesting and exercisability of each option, the type of consideration to be paid to the Company upon exercise of an option, the term of each option, and all other terms and conditions of the options. The Compensation Committee will interpret the Option Plan and options granted under the Option Plan, and all determinations of the Compensation Committee will be final and binding on all persons having an interest in the Option Plan or any option.

    ELIGIBILITY. All employees (including officers and directors who are also employees) and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Option Plan. As of July 31, 1999, the Company had 136 employees, including seven executive officers. Only employees may be granted incentive stock options. Consultants may only be granted nonstatutory stock options.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The per share exercise price of an incentive stock option must at least equal the fair market value of a share of the Company's Common Stock on the date of grant. The per share exercise price of a nonstatutory stock option must be at least 85% of the fair market value of a share of the Common Stock on the date of grant. The per share exercise price of any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant, and the term of any such option cannot exceed five years.

    Generally, options may be exercised by payment of the exercise price in cash. The Compensation Committee may grant options permitting payment of the exercise price by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, with a full-recourse promissory note, or by any combination of these.

    Options granted under the Option Plan will become exercisable and vested at such times as specified by the Compensation Committee. Generally, options granted under the Option Plan are exercisable to the extent vested. Options generally vest in installments subject to the optionee's continued employment or service. The maximum term of options granted under the Option Plan is ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

    TRANSFER OF CONTROL. A "Transfer of Control" will be deemed to occur upon any of the following events in which the stockholders of the Company do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company, (ii) a merger in which the Company is a party, or
(iii) the sale, exchange or transfer of all or substantially all of the assets of the Company. If a Transfer of Control occurs, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof (the "Acquiring Corporation") will either assume outstanding options or substitute options for the Acquiring Corporation's stock for the outstanding options. However, if the Acquiring Corporation elects not to assume or substitute for outstanding options in connection with a merger described in clause (ii) above, the Option Plan provides that any unexercisable and/or unvested portion of the outstanding options will be immediately exercisable and vested. Any options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control will terminate effective as of such date.

    TERMINATION OR AMENDMENT. Unless sooner terminated, no options may be granted under the Option Plan after March 10, 2011. The Compensation Committee may terminate or amend the Option Plan at any time, but, without stockholder approval, the Compensation Committee may not amend the Option Plan to increase the total number of shares of Common Stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is intended to preserve the option's status as an incentive stock option.

    As of July 31, 1999, the Company had outstanding options to purchase an aggregate of 1,088,043 shares at a weighted average exercise price of $3.27 per share. The exercise price of all options granted under the Option Plan has been at least equal to the fair market value per share of the Common Stock on the date of grant as determined in good faith by the Board of Directors. As of July 31, 1999, options to purchase 1,782,827 shares of Common Stock granted pursuant to the Option Plan had been exercised, and there were 153,357 shares of Common Stock available for future grants under the Option Plan. On July 31, 1999, the closing price of the Company's Common Stock, as reported by the Nasdaq National Market, was $10.75 per share.

    During the fiscal year ended April 30, 1999: (i) Mr. Mikailli was granted an option to purchase 485,000 shares of Common Stock; (ii) no other current executive officers were granted options to purchase shares of Common Stock;
(iii) Mr. Patterson and Mr. Whiteman were each granted an option to purchase 10,000 shares of Common Stock; and (iv) all current employees, including officers who were not executive officers, as a group were granted options to purchase an aggregate of 210,352 shares of Common Stock. During the fiscal year ended April 30, 1999, no options were granted under the Option Plan to any associate of any director, executive officer or Board nominee of the Company, and, other than Mr. Mikailli, no person was granted 5% or more of the total amount of options granted under the Option Plan during that year.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. Optionees should consult their own tax advisors prior to the exercise of any option and prior to the disposition of any shares of Common Stock acquired upon the exercise of an option.

    INCENTIVE STOCK OPTIONS. Options designated as incentive stock options are intended to fall within the provisions of section 422 of the Code. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of such an option.

    For optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option, the gain on sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by section 162(m) of the Code.

    The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.

    Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Exchange Act, in which case the determination date is the later of (i) the date on which the shares vest, or
(ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under Section 16(b) of the Exchange Act. Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of the Company. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by Section 162(m) of the Code, as described above.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S 1991 STOCK OPTION PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 2,700,000 SHARES TO 3,100,000 SHARES.

                                 PROPOSAL NO. 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has selected Deloitte & Touche LLP ("Deloitte & Touche") as independent accountants to audit the financial statements of the Company for the fiscal year ending April 30, 2000. Deloitte & Touche has acted as the Company's independent accountants since August 1996. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2000.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

    Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 100 Century Center Court, Third Floor, San Jose, California 95112, not later than April 14, 2000 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Gary Pado

                                          Gary Pado

                                          SECRETARY

August 31, 1999

                                   1525-PS-99

                                UNIFY CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Gary Pado with full power of substitution to represent the undersigned and to vote all the shares of the stock of Unify Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Summerfield Suites Hotel, 1602 Crane Court, San Jose, California on October 8, 1999 at 4:00 p.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in his discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company for the fiscal year ended April 30, 1999.

                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO
SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

       1. Election of the following directors:

          Nominees:          Reza Mikailli
                             Kurt M. Garbe
                             Steven D. Whiteman

          [ ] FOR            [ ] WITHHELD

          [ ] ______________________________________
              For all nominees except as noted above

       2. To approve the proposal to amend the Company's 1991 Stock Option
          Plan to increase the maximum aggregate number of shares of Company's Common Stock authorized for issuance thereunder from 2,700,000 shares to 3,100,000 shares.

             [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

       3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending April 30, 2000.

             [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

[ ] MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

                                 Date: ___________________________________


                         Signature(s): ___________________________________